Exhibit 10.21

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FIRST AMENDMENT TO

DEVELOPMENT, MANUFACTURING, AND SUPPLY AGREEMENT

This first amendment (the “First Amendment”) to DEVELOPMENT, MANUFACTURING, AND SUPPLY AGREEMENT (the “Agreement”) is made effective as of July 21, 2008, 2008 (the “Amendment Effective Date”) by and between DIADEXUS, INC., organized under the laws of Delaware and having its principal place of business at 343 Oyster Point Boulevard, South San Francisco, California 94080, United States of America (“diaDexus”), and DENKA SEIKEN, organized under the laws of Japan and having its principal place of business at 3-4-2 Nihonbashi Kayabacho, Chuo-ku, Tokyo 103-0025, Japan (“Denka Seiken”).

WITNESSETH:

WHEREAS, diaDexus and Denka Seiken entered into the DEVELOPMENT, MANUFACTURING, AND SUPPLY AGREEMENT (the “Agreement”) on March 27th, 2007; and

WHEREAS, diaDexus and Denka Seiken desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the promises and undertakings set forth in this First Amendment, the Parties agree as follows:

1.	Any capitalized terms used in this First Amendment, but not defined herein, shall have the meanings ascribed to them in the Agreement.

2.	Exhibit 1.14 shall be replaced with Exhibit 1.14.2 attached to this First Amendment.

3.	Exhibit 1.16 shall be replaced with Exhibit 1.16.2 attached to this First Amendment.

4.

diaDexus is released from its obligations for the milestone payments stipulated in Section 3.2 (a) and also from some parts of the milestone payments stipulated in Section 3.2 (b) as detailed below. Instead diaDexus agrees to pay the total amount shown in the table in Article 6 as a part of the Transfer Price for the 1st commercial lot of the Product.

[*]

5.

diaDexus agrees to pay for the validation lots of the Products manufactured by Denka Seiken according to the Transfer Price stipulated in Section 3.3. With an assumption that total number of tests to be shipped in the 1st Fiscal Year [*]. The quantities and costs of the validation lots are summarized below. diaDexus agrees to pay the total amount shown in the table in Article 6 as a part of the Transfer Price for the 1st commercial lot of the Product. Denka Seiken agrees to pay for the rare reagents to diaDexus for those used for the validation lots shown in the following table.

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.	In consideration of Article 4 and Article 5 above, the Transfer Price for the 1st commercial lot of the Product are determined as shown below. These prices are applied one time only and only for the 1st commercial lot to be released [*].

[*]

7.	Continuance of Exhibit; Single Document. Except as specifically amended by this Amendment, all provisions in the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, should hereafter be read as a single integrated document, incorporating the changes set forth in this Amendment.

IN WITNESS WHEREOF, diaDexus and DENKA SEIKEN have this Amendment to be executed by their respective duly authorized officers as of the date first above written.

DIADEXUS INC.		DENKA SEIKEN

By:	/s/ P. Plewman	By:	/s/ Hiroshi Adachi
Name:	P. Plewman	Name:	Hiroshi Adachi
Title:	President & CEO	Title:	Senior General Manager
Date:	Jul 21, 2008	Date:	July 3, 2008

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.14.2

PRODUCTS

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.16.2

SPECIFICATION

Element	Design Inputs
[*]	[*]

[*] Three pages have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.